Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 14, 2013

Salon Media Group Reports First Quarter Fiscal 2014 Results

Traffic Increase Fuels Revenue Growth

NEW YORK, NY (August 14, 2013). Salon Media Group, Inc. (OTCQB: SLNM) today announced its results for the three months ended June 30, 2013. Net revenue from continuing operations for the quarter ended June 30, 2013, was $1.2 million, an increase of 43% from the same period last year.

Continued robust traffic at Salon.com resulted in $1.1 million in ad revenues for the three months ended June 30, 2013, a 57% increase compared to the same period last year. The increase in the current quarter stemmed primarily from a dramatic increase in network ad sales, which increased 200% to $0.6 million for the three months ended June 30, 2013 from $0.2 million for the three months ended June 30, 2012.

Salon has been able to achieve traffic growth while simultaneously decreasing various components of operating expenses. Excluding the impact of discontinued operations, general and administrative expenses declined 38% to $0.3 million for the three months ended June 30, 2013, compared to $0.4 million the same period last year. The $0.2 million decrease resulted primarily from lower stock compensation costs offset by increases in legal and consulting costs associated with the Company’s Recapitalization and strategic studies. These changes narrowed the Company’s loss from continuing operations to $0.7 million for the quarter ended June 30, 2013, a 55% reduction from the $1.5 million loss for the same period last year.

An important factor in increasing advertising revenues in future periods is growth in Salon’s audience, as measured by monthly unique traffic growth. Salon’s traffic in the first quarter ended June 30, 2013 averaged 10.3 million monthly unique visitors, a 38% increase over the same quarter in the prior fiscal year. Among a list of 18 competitors, including The New York Times, CNN, and The Washington Post, Salon experienced the third highest rate of increased traffic last year, following Buzzfeed and Business Insider according to ComScore.

"Salon has continued to make progress in the June quarter towards profitability," said Cynthia Jeffers, CEO and CTO of Salon Media Group. "The 43% increase in revenue and 38% increase in traffic were the result of the Company’s continued focus on excellence in journalism, our unique editorial voice, our focus on improving the user experience across platforms and our innovations in our unique ad solutions, especially on mobile."

About Salon Media Group

Salon Media Group (OTCBQ: SLNM.PK) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, and provocative personal essays. Salon.com has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco, New York City and Washington D.C.

Forward Looking Statements

This press release for the first quarter of fiscal year 2013 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, including, but not limited to, statements regarding our traffic, strategy, plans, objectives, expectations, intentions, financial performance, financing, economic conditions, on-line advertising, market performance, and revenue sources constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our cash flows may not meet expectations
●	Our revenues may not increase and may decrease
●	Our reliance on our principal stockholders for financing our operations
●

Our principal stockholders exercise a controlling influence over our business affairs and may make business decisions with which non-principal stockholders disagree and may affect the value of their investment

●	Our dependence on advertising sales for significant revenues
●	Adverse reactions to controversial content on our website
●	Our inability to promote the Salon brand to attract and retain users, advertisers and strategic partners
●	Our technology development efforts may not be successful in improving the functionality of our network
●	Our reliance on third parties to provide the technologies necessary to deliver content, advertising, and services to our users

This press release should be read in conjunction with our Quarterly Report on Form 10-Q filed on August 14, 2013, including the “Risk Factors” set forth in the report, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements unless otherwise required by law.

INVESTOR RELATIONS CONTACT:

Elizabeth Hambrecht

870 Market Street, Suite 528

San Francisco, CA 94102

(415) 645-9317

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	June 30,	March 31,
	2013	2013
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$21	$96
Accounts receivable, net of allowance of $60 and $62	1,057	720
Prepaid expenses and other current assets	189	318
Total current assets	1,267	1,134
Property and equipment, net	53	58
Other assets, principally deposits	106	107
Total assets	$1,426	$1,299
Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Related party advances	1,031	9,171
Accounts payable and accrued liabilities	975	1,128
Deferred revenues	7	15
Total current liabilities	3,013	11,314

Deferred rent	11	12
Total liabilities	3,024	11,326

Commitments and contingencies (See Note 6)

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 1,075 shares issued and outstanding at June 30, 2013 and 8,141 shares issued and outstanding at March 31, 2013 (liquidation value of $9,682 at June 30, 2013)	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized, 76,157,942 shares issued and outstanding at June 30, 2013 and 30,000,000 shares authorized, 29,573,265 shares issued and outstanding at March 31, 2013	76	30
Additional paid-in capital	115,479	106,408
Accumulated deficit	(117,153)	(116,465)
Total stockholders' deficit	(1,598)	(10,027)
Total liabilities and stockholders' deficit	$1,426	$1,299

(1)  Derived from the Company’s audited consolidated financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2013	2012

Net revenues	$1,197	$836

Operating expenses:
Production and content	810	934
Sales and marketing	415	433
Information technology support	380	278
General and administrative	271	437
Separation expenses	-	218
Total operating expenses	1,876	2,300

Loss from operations	(679)	(1,464)
Interest expense	(9)	(59)
Loss from continuing operations	(688)	(1,523)
Loss from discontinued operations	-	(9)
Net loss	$(688)	$(1,532)

Basic and diluted net loss per share
Loss from continuing operations	$(0.01)	$(0.46)
Loss from discontinuing operations	-	(0.01)
Net loss	$(0.01)	$(0.47)

Weighted-average shares of Common Stock used in computing basic and diluted net loss per share	66,943	3,283